Exhibit 3.92

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RETIREMENT OF “DR PEPPER/SEVEN UP, INC. “, FILED IN THIS OFFICE ON THE THIRD DAY OF JANUARY, A.D. 2007, AT 4:34 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2157393      8100
070006738

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 5324868

DATE: 01-03-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:34 PM 01/03/2007
FILED 04:34 PM 01/03/2007
SRV 070006738 – 2157393 FILE
CERTIFICATE OF RETIREMENT
OF SHARES OF COMMON STOCK
OF
DR PEPPER/SEVEN UP, INC
Pursuant to Section 243(b) of the General Corporation Law
of the State of Delaware
     Dr Pepper/Seven Up, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     1. The Board of Directors of the Corporation has adopted resolutions providing for the repurchase, retirement and cancellation of 22 shares (the “Shares”) of common stock, par value $.01 per share, of the Corporation (the “Common Stock”), which were, prior to such repurchase, retirement and cancellation, issued and outstanding shares of Common Stock.
     2. The Shares have been repurchased, retired, and canceled.
     3. The Restated Certificate of Incorporation of the Corporation (as the same has been amended, the “Certificate of Incorporation”), prohibits the reissuance of shares of Common Stock which are otherwise repurchased by the Corporation, and requires that upon any repurchase of shares of Common Stock by the Corporation the shares of Common Stock so repurchased be immediately retired and canceled and eliminated from the authorized shares of Common Stock the Corporation has authority to issue.
     4. Pursuant to the provisions of Section 243(b) of the General Corporation Law of the State of Delaware, upon the effective time of this Certificate of Retirement, the Certificate of Incorporation shall be amended so as to reduce the authorized number of shares of Common Stock, which the Corporation has authority to issue by 22.
     5. The authorized number of shares of Common Stock which shall remain is 978.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Retirement to be executed this 2nd day of January, 2007.

DR PEPPER/SEVEN UP, INC.

By:	/s/ James L. Baldwin

Name: James L. Baldwin
Title: Executive Vice President & Secretary